QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No.'s 333-87944 and 333-27973 of Weider Nutrition International, Inc. on Forms S-8 of our report dated August 9, 2002, appearing in this Annual Report on Form 10-K of Weider Nutrition International, Inc. for the year ended May 31, 2002.

        Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Weider Nutrition International, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 28, 2002

QuickLinks

INDEPENDENT AUDITORS' CONSENT